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                                                                       Exhibit 3


                                                      ____________________, 2000


BISYS Fund Services Limited Partnership
3435 Stelzer Road
Columbus, Ohio  43219



         Re:    Distribution Agreement dated June 2, 1997 by and
                between LEADER Mutual Funds (formerly "Magna
                Funds") and BISYS Fund Services Limited
                Partnership (the "Agreement")
                ------------------------------------------------


Ladies and Gentlemen:

         LEADER Mutual Funds (the "Trust") hereby notifies you that it has established two additional series of shares, namely, the "LEADER Balanced Fund" and the "LEADER Short-Term Bond Fund" (the "New Funds"). The Trust desires that you serve as distributor of the assets of each New Fund under the terms of the Agreement.

         If you agree to so serve in such capacity for each New Fund, kindly sign and return to the Trust the enclosed counterpart hereof, whereupon each New Fund shall be deemed a "Fund" under the Agreement. This letter agreement shall constitute an amendment to the Agreement and, as such, a binding agreement between the Trust and you in accordance with its terms.

                                            Very truly yours,

                                            LEADER MUTUAL FUNDS


                                            By__________________________________
                                                     Name:
                                                     Title:


The foregoing is hereby accepted and agreed:

BISYS FUND SERVICES LIMITED PARTNERSHIP


By__________________________________
   Name:
   Title: